                                                                      EXHIBIT 12

                   TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                      AS RESTATED
                                                                        (NOTE 2)
                                                                     -------------
                                                      NINE MONTHS     NINE MONTHS
                                                         ENDED           ENDED
                                                     SEPTEMBER 30,   SEPTEMBER 30,
                                                     -------------   -------------
                                                          2007            2006
                                                     -------------   -------------
Net income.........................................      $  67           $  34
Add:
Interest expense...................................        112             102
Amortization of capitalized interest...............          1               2
Portion of rentals representative of the interest
  factor...........................................         10               9
Income tax benefit and other taxes on income.......         22              17
Minority interest..................................          8               4
Undistributed (earnings) losses of affiliated
  companies in which less than a 50% voting
  interest is owned................................         (1)             (1)
                                                         -----           -----
  Earnings as defined..............................      $ 219           $ 167
                                                         =====           =====
Interest expense...................................      $ 112           $ 102
Interest capitalized...............................          3               5
Portion of rentals representative of the interest
  factor...........................................         10               9
                                                         -----           -----
  Fixed charges as defined.........................      $ 125           $ 116
                                                         =====           =====
Ratio of earnings to fixed charges.................       1.75            1.44
                                                         =====           =====
